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INVESTOR PRESENTATION

APRIL 2015

OVERVIEW

MGM has delivered above industry average returns and is well positioned for continued growth

MGM has a history of value-generating strategic initiatives and delivering on commitments to drive strong performance while significantly de-levering its balance sheet The MGM Board has the right balance of independence, experience and necessary skills to oversee ongoing execution of the Company’s strategy and continue to drive sustainable value MGM has and will continue to actively evaluate strategic options for the Company that drive value for shareholders – has added Evercore as an independent advisor to MGM’s team of existing advisors Land & Buildings’ nominees are tied to a proposal that has a narrow, short-term focus, is flawed and makes numerous incorrect financial, structural, and tax assumptions The targeted Directors all bring vital and unique skills that contribute to the oversight of MGM’s complex and diverse global operations Land & Buildings’ proposed Board changes reflect a lack of understanding of the importance of diverse skill-sets to MGM’s business

Protect your Investment in MGM – vote for the nominees who have been and will continue 2 to serve your interests

I. ABOUT MGM

WHO IS MGM RESORTS?

Fortune 500 company with iconic brands known worldwide

18 destination resorts

Licensed in 8 jurisdictions worldwide

$10 billion in global revenue

68,100 employees worldwide

The entertainment leader with diverse revenue mix across multiple business lines

Leading MICE operator in Las Vegas

LAS VEGAS PROPERTIES

MGM Grand Bellagio CityCenter Mandalay Bay The Mirage

Monte Carlo NY-NY Luxor Circus Circus Excalibur

REST OF WORLD

MGM Springfield MGM National Harbor MGM Cotai

MGM Detroit Beau Rivage MGM Macau

MGM PROPERTIES SNAPSHOT

Resorts 18

Hotel Rooms 46,140

Total Area (Acres, LV Strip) ~650

Food & Beverage Outlets Approximately 375

Employees 68,100

MICE Space (sq. ft.) 3,000,000

Entertainment Space (sq. ft.) 2,200,000

II. HISTORICAL PERFORMANCE

TRACK RECORD OF DRIVING STRONG

PERFORMANCE AND DELIVERING SUPERIOR VALUE

MGM outperformed gaming peers and the Dow Jones US Gaming Index on a one and three year basis

Since bottoming during the financial crisis, MGM has significantly outperformed gaming peers and the

Dow Jones US Gaming Index

As of year end 2014 Total Shareholder Returns

1 Year 3 Year 5 Year Mar-09 (2)

DJ U.S. Gaming Index (18.8%) 54.1% 148.0% 556.3%

Gaming Peers Median Returns(1) (17.7%) 59.5% 147.8% 446.5%

MGM Resorts International (9.1%) 105.0% 134.4% 940.2%

Source: Factset

Note: Total Shareholder returns reflect the trailing period ended December 31 (or the last close date); total shareholder returns inclusive of ordinary dividends and special dividends;

returns have been adjusted to reflect stock splits and corporate spin-offs

(1) Gaming Peers include: LVS, WYNN, BYD, PENN (inclusive of GLPI), CZR and PNK

9 (2) TSR performance for the gaming peer stocks since MGM’s stock bottomed on March 5, 2009

STRONG OPERATING PERFORMANCE

Strong operating performance in net revenues and Adjusted Property EBITDA

Historical Net Revenue & Adjusted Property EBITDA (Consolidated)

$10,082

$9,810 $2,469

$9,161 $2,351

24.5%

24.0%

$1,998

21.8%

2012 2013 2014 2012 2013 2014

Net Revenue ($ millions) Adjusted Property EBITDA ($ millions) Adjusted Property EBITDA Margin

Source: Company filings

TRACK RECORD OF DRIVING STRONG

PERFORMANCE IN THE U.S.

Last year, MGM’s U.S. operations produced the highest level of Adjusted Property EBITDA in six years and wholly owned domestic resorts achieved double digit Adjusted Property EBITDA growth over the last five years

U.S. (Wholly Owned) Historical Net Revenue & Adjusted Property EBITDA U.S. (WHOLLY OWNED) CAGR

1 Year 3 Year 5 Year

$6,342 Net Revenue 4.8% 2.5% 1.5%

$1,518 Adjusted Property EBITDA 5.2% 5.4% 2.5%

$6,053 $1,443

$5,893 $5,933 $1,298 $1,325 23.9%

23.8%

$1,165

$5,634 22.0% 22.3% U.S. (WHOLLY OWNED) Total Growth

20.7% 1 Year 3 Year 5 Year

Net Revenue 4.8% 7.6% 7.9%

Adjusted Property EBITDA 5.2% 17.0% 13.0%

2010 2011 2012 2013 2014 2010 2011 2012 2013 2014

Net Revenue ($ millions) Adjusted Property EBITDA ($ millions)

Source: Company filings Adjusted Property EBITDA Margin

MGM CHINA CONSISTENTLY DELIVERS SUPERIOR

VALUE

MGM China achieved record Adjusted EBITDA in 2014 and has grown Adjusted EBITDA at a CAGR of over 40% in the last five years

MGM China has paid $2.2 billion in dividends since its IPO in 2011 of which MGM Resorts has received over $1 billion, representing its 51% share

MGM China Historical Net Revenue & Adjusted EBITDA MGM China CAGR

1 Year 3 Year 5 Year

$3,317 $3,283 $850 Net Revenue (1.0%) 8.0% 27.4%

$814

Adjusted EBITDA 4.5% 10.5% 41.6%

$2,808

$2,606 $679

$630

25.9% MGM China Total Growth

1 Year 3 Year 5 Year

$1,571 24.5%

$358 24.2% 24.2% Net Revenue (1.0%) 26.0% 235.3%

22.8% Adjusted EBITDA 4.5% 35.1% 469.1%

2010 2011 2012 2013 2014 2010 2011 2012 2013 2014

Net Revenue ($ millions) Adjusted EBITDA ($ millions)

Source: Company filings Adjusted EBITDA Margin

III. WELL POSITIONED FOR THE FUTURE

STRONG PORTFOLIO OF ASSETS WITH DIVERSE

GEOGRAPHIC REVENUE MIX

with globally recognized brands

Strong geographic diversity with a continued focus on expansion in key markets

Net Revenue Contribution by Region(1)

12%

Las Vegas

54%

34% Macau

U.S.

Regional

Geographic diversification strategy has benefitted MGM through various market cycles

Source: Company filings

(1) For the 12-month period December 31, 2014; Excludes management & other revenues

LAS VEGAS GROWTH: INVESTING IN THE FUTURE

Las Vegas Trends

evidenced by McCarran passengers at highest levels 40 40 41

39

since 2008, driven by increased air capacity: 37

Record visits of 41 million in 2014, up 4% y-o-y

Occupancy highest since 2008 while room inventory

remains flat

ADR +5% y-o-y representing five consecutive years of 149 150 150 151 151

2010 2011 2012 2013 2014

growth

Room Inventory (000’s) Visitor Volume (millions)

Investing in the future of MGM in Las Vegas with: $117

$108 $111

$105

Mandalay Bay - room remodel and 350,000 square $95

feet of convention space expansion 87.4% 87.1% 89.1%

86.9%

AEG/MGM Arena – 20,000 seat world-class arena 83.5%

opening Spring 2016

Park & entertainment district adjoining Monte Carlo 2010 2011 2012 2013 2014 and New York-New York and leading up to the arena ADR Occupancy

Source: Las Vegas Convention and Visitors Authority

THE CITYCENTER VISION

CityCenter:

Aria Resort & Casino

Vdara Hotel & Spa

Mandarin Oriental, Las Vegas

Veer Towers

Crystals

6 LEED Gold Certifications

50/50 joint venture with Dubai World

MGM CHINA

2014 Gross Gaming Revenue (1)

As a leading global gaming operator, our presence in $44.0

the world’s largest gaming market is an integral $6.4

component of our strategy

Las Vegas Strip Macau

Macau operations facilitate our global marketing Macau gaming market is nearly 7x the size of Las Vegas initiatives which are critical to the performance of our

domestic properties, as evidenced by significant Las Vegas Strip Gross Gaming Revenue Mix growth in Las Vegas Baccarat play 2006 2014

Baccarat

Moreover, our success in Macau and ongoing 12%

Baccarat

commitment to the market provide an important 23%

Slots Slots

competitive advantage as we pursue other global 51% 46%

Non Baccarat

development opportunities table Non Baccarat

37% table

31%

Baccarat has grown from 12% to 23% of Las Vegas Strip

Source: DICJ and Nevada Gaming Control Board GGR from 2006 to 2014

Note: $ in billions

(1) Macau market GGR assumed to be converted based on a 7.75 HKD to 1.00 USD exchange ratio

MGM CHINA

MGM China has been a significant contributor to MGM Resorts consolidated financial results and is poised for future growth

In 2014, MGM China represented 34% of Adjusted EBITDA on a consolidated basis and 21% of

Adjusted EBITDA on a pro rata basis

Cotai development positions MGM for substantial future growth

The addition of 1,500 rooms will quadruple MGM China’s room count in Macau

$814 $850

$630 $679

$358

2010 2011 2012 2013 2014

Adjusted EBITDA Margin 23% 24% 24% 25% 26%

MGM has received more than $1bn in dividends from MGM China since 2011 which has supported deleveraging

Note: $ in millions

(1) CAGR reflects five periods of growth spanning 2009-2014

# THE LONG TERM MACAU STORY

- Mainland China penetration remains low
  - Macau Mass market represents 0.2% of China GDP, which is half of U.S. Mass % of GDP[1]
  - China's urban population's visits to Macau annually ~2% vs ~10% U.S. visitors to Las Vegas[1]
- Infrastructure projects
  - Hong Kong-Zhuhai-Macau Bridge
  - China high-speed rail network build out
  - Light rail system within Macau
- Potential travel policy reform in Mainland China
- Extended border gate hours and increased room supply favorable to demand and length of visitation
- Development of Hengqin

Source: DSEC
(1) Morgan Stanley

19

MGM RESORTS INTERNATIONAL

PURSUING OPPORTUNITIES IN NEW GEOGRAPHIES

MGM National Harbor (opening second half 2016)

MGM Springfield (opening second half 2017)

MGM Cotai (opening Fall 2016)

Actively pursuing Japan and South Korea markets

WALL STREET SUPPORTS MGM DEVELOPMENTS

“…it was clear to us that when [National Harbor] is completed, given its location/proximity to lucrative demographic areas and lack of cannibalization threats, it could be one of the largest producing regional gaming facilities in the United States. When fully ramped we believe the property could generate EBITDA in the $175M-$250M range.”

– Stifel (March 5, 2015)

“In our view, National Harbor remains one of the most attractive regional gaming opportunities left in the US and we are cautiously optimistic about potential returns, as we expect it to be a good feeder as well for MGM’s Strip assets. Considering its location near a strong DMA, and insulation against gaming competitors, we estimate National Harbor could easily generate $200m of EBITDA annually.”

– Credit Suisse (January 23, 2015)

“Simply put, if MGM China can replicate MGM Macau’s success at

MGM Cotai, investors will be richly rewarded…MGM Resorts

International has opportunities globally, but nothing is as important as its continuing development in Macau at MGM China. “

– Union Gaming Research (January 22, 2015)

L&B HAS BEEN INCONSISTENT IN ITS CRITIQUE OF MGM CAPABILITIES

“We expect significant development value creation on in-process and potential projects…Value creation over $2 included in base case, with $13 additional potential in bull case.”

– Land & Buildings (March 17, 2015)

“[MGM] has a history of poor investment decisions…Rather than take advantage of the current favorable capital markets

environment to reduce debt…the Board continues to make the

same capital-allocation mistakes”

– Land & Buildings (April 20, 2015)

IV. THOUGHTFUL BALANCE SHEET MANAGEMENT AND CAPITAL ALLOCATION STRATEGY

IMPROVED BALANCE SHEET

Significantly de-levered balance sheet since the financial crisis

Corporate credit ratings were upgraded three levels by Moody’s and S&P to B2/B+ Cost of long-term bond issuances decreased from 11.9% in 2009 to 6.0% in 2014 Maintained financial flexibility to invest in strategic growth initiatives Executing further opportunities to de-leverage the balance sheet:

Regular dividend policy at MGM China and CityCenter

$1.45 billion convert matured April 15, 2015

Continued free cash flow growth

Source: Company filings

EXAMPLES OF PROACTIVE BALANCE SHEET MANAGEMENT

5/14/09: 12/16/13: 11/25/14: 5/15/09: Sr. Sec. Notes 10/13: $1.8bn Sr. Unsec. Notes Sr. Unsec. Notes MGM $1.0bn Common $30.00 $850/650mm due ‘17/‘14 CityCenter refinancing $500mm due 2020 $1.25bn due 2023 Stock Offering Coupon: 11.125% Coupon: 5.250% Coupon: 6.000% Coupon: 10.375%

$25.00

9/17/09: 10/25/10:

5/27/11: $1.7bn MGM Sr. Unsec. Notes Sr. Unsec. Notes China Holdings $475mm due 2018 $500mm due 2016 Limited IPO Coupon: 11.375% Coupon: 10.000%

$20.00 $15.00 $10.00

$5.00

3/9/10: 4/15/10: 6/13/14: MGM 12/20/13: MGM

Sr. Sec.Notes Convertible Note 12/12: $5.25bn MGM Springfield Wins First National Harbor wins $845mm due 2020 $1.15bn due 2015 refinancing Casino License in Maryland License Coupon: 9.000% Coupon: 4.250% Massachusetts

$0.00

Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14

LEVERAGE PROFILE—2009 VS. 2014

12/31/2009 (1)

Net Leverage

Restricted Group: 10.1x

Cost of Debt(3): 11.9% Maturity: 8.4 years

Credit Ratings

Corporate: Caa2 / CCC+ Senior Secured: B1 / CCC+ Senior Unsecured: Caa1 / CCC

(1) Leverage metrics based on Company filings.

(2) Pro forma for conversion of $1.45 billion of convertible notes on April 15, 2015. (3) Based on unsecured note issuances and includes discounts.

12/31/2014 (1)

Net Leverage (2)

Restricted Group: 9.2x (Pro Forma: 8.0x) Proportionate: 6.9x (Pro Forma: 6.0x) Consolidated: 5.5x (Pro Forma: 4.9x)

Cost of Debt(3): 6.0% Maturity: 8.3 years

Credit Ratings Corporate: B2 / B+ Senior Secured: Ba2 / BB Senior Unsecured: B3 / B+

HISTORY OF VALUE GENERATING STRATEGIC INITIATIVES AND DISCIPLINED USE OF CAPITAL

existing properties, including:

New rooms at Bellagio, MGM Grand, and Mandalay Bay

New restaurants at Bellagio, The Mirage, and Aria

New entertainment at Mandalay Bay

New streetscape at New York-New York and Monte Carlo, THE ARENA among many others

Board also supported trend setting capital-light strategies such as partnerships that have led to the development of:

Hakkasan at MGM Grand

Rock in Rio festival grounds and

Las Vegas Arena with AEG, is set to debut in Spring 2016

The capital investments the Board is currently making will ensure long-term sustainable value creation

MGM HOSPITALITY

Diaoyutai MGM, the Company’s hospitality affiliate in China, continues to make great progress

Best year ever at MGM Grand Sanya

Opened the Diaoyutai Boutique Chengdu

Topped off the Bellagio Shanghai and signed an agreement to build a Bellagio in Beijing

In 2014, created MGM Hakkasan with the Hakkasan Group, forming a hotel management company focused on providing non-gaming hotel resorts and residential offerings in key international cities around the world

BEIJING SHENZHEN CHENGDU

SHANGHAI HANGZHOU SANYA

PORTFOLIO MANAGEMENT

Golden Nugget Primm Laughlin CityCenter (50%) Treasure Island

V. LAND & BUILDINGS’ PROPOSAL HAS SERIOUS FLAWS

LAND & BUILDINGS’ PROPOSAL HAS SERIOUS FLAWS

Land & Buildings’ proposal makes numerous financial, structural, and tax assumptions that appear unsupported or factually incorrect, leading to a questionable value proposition as presented Major challenging assumptions include, but are not limited to:

Unsubstantiated cash flow assumptions that drive Land & Buildings’ value creation proposition

Inconsistent and overlapping use of both net lease and lodging REIT structures

Significant leveraging and untenable special distribution by MGM China

Unaddressed and oversimplified assessment of financial, structural and tax issues associated with a REIT conversion, asset sales and MGM China dividend

A narrow, short-term focus which fails to consider the complexities of operating and growing a global gaming company to maximize long-term shareholder value, including a complex regulatory framework with which MGM’s Board has a great deal of experience

Land & Buildings’ over-simplistic proposal fails to consider the complexities of running a global gaming and leisure company

# OVERSTATED RENT CREATES AN UNTENABLE STRUCTURE

- Unsubstantiated cash flow, overstated rent to REIT and flawed MGM China assumptions create negative property level free cash flow
- Rent payment needs to be fully supportable by cash flow solely from REIT properties themselves pursuant to "qualifying rents" rules
  - If the structure relies on cash flows other than those generated by the REIT properties, rents may be disqualified
- Land & Buildings' proposal relies on unavailable MGM China EBITDA to cover OpCo cash flow gap and purports to have 1.5x EBITDAR / rent coverage
- Under the proposed structure, property level rent coverage would be less than 1.2x and (EBITDAR – Capex) / Rent multiple implies that OpCo would be unable to cover rent payments after cash flows distributed for capex
- Negative free cash flow creates an untenable structure and would result in valuation multiple deterioration at both OpCo and PropCo

| | |
|---|---|
| **2016E Wall Street Consensus MGM Wholly Owned Property EBITDAR [1]** | **$1,592** |
| L&B Rental Payment to PropCo | (1,363) |
| L&B Maintenance Capex [2] | (375) |
| **Implied Property Level FCF** | **($146)** |
| **Implied EBITDAR / Rent** | **1.17x** |
| **Implied (EBITDAR - Capex) / Rent** | **0.89x** |

Note: Consensus numbers per FactSet
(1) Wall Street consensus 2016E wholly owned property EBITDA of $1,742 million less $150 million of EBITDA from dispositions specified by L&B.
(2) Midpoint of $350-400 million of annual maintenance capital expenditures specified by L&B.

32

MGM RESORTS INTERNATIONAL

INCONSISTENT REIT STRUCTURES

Land & Buildings’ proposal uses terms from different REIT structures indiscriminately

The net lease structure would be consistent with existing casino practice (for example, GLPI uses this structure) A lodging REIT is unavailable to casinos under existing law (1) While generally describing the structure as a net lease, Land & Buildings also alludes to elements of a lodging REIT

Confusingly, Land & Buildings characterizes C-Corp income as being derived from “management fees” and “profit participation” income, inconsistent with a net lease structure

At the same time, Land & Buildings ascribes maintenance capital expenditures to the C-Corp, suggestive of a net lease structure

MGM has and will continue to actively evaluate, with the assistance of external advisors, all strategic options for the company including a partial or total REIT conversion

(1) The lodging REIT model is legally prohibited for gaming companies under Internal Revenue Code Section 856(d)(9)(D).

SIGNIFICANT LEVERAGING AND UNTENABLE DISTRIBUTION BY MGM CHINA

Capital raise of this magnitude could prove challenging in existing Macau environment

Potential negative perception from local lenders & regulators

Over-leveraging MGM China may damage our opportunities for future expansion in Asia

Maximum leverage covenant is 4.5x prior to 1-year anniversary of Cotai (4.0x post) Restricted payment basket unavailable at > 4x Tax consequences estimated to be approximately $300 million

(1) Based on Wall Street research; median includes Sands China, Galaxy, SJM, and Wynn Macau (2) Based on Wall Street research and adjusted for $2.1bn of additional debt from proposed leveraged dividend in L&B presentation (assumes $2.1bn of additional debt and $500mm of cash are used to fund dividend in L&B presentation)

L&B Proposed 2016E year-end gross debt / EBITDA

8.0x

6.8x

6.0x

4.0x

2.0x

1.0x

0.0x

Peer Median (1) MGM China, As Adjusted (2)

OVERSIMPLIFIED ASSESSMENT WITH UNADDRESSED KEY ISSUES

Numerous material friction costs are missing from Land & Buildings’ analysis Major challenging assumptions include, but are not limited to:

Unsubstantiated cash flow assumptions that drive Land & Buildings’ value creation proposition

Lack of accounting for tax leakage on non-core asset sales

Required debt repayments from non-core asset sales

Tax leakage on levered distribution from MGM China

Required purge of accumulated earnings and profits (“E&P”)

MGM China levered dividend

Gains from sales of non-core assets, joint venture assets, and Crystals

Failure to adequately address qualified rent rules

Failure to address development funding in projected debt levels and post-spin development spending mechanisms

NARROW FOCUS WHICH CONFLICTS WITH OUR GLOBAL STRATEGY OF VALUE CREATION

The Land & Buildings proposal has a very narrow, short-term focus which fails to consider the complexities of operating and growing a global gaming company The proposal could severely impair our existing operations and future growth prospects

Land & Buildings’ proposal hinges on the suggestion to ultimately spin off MGM China

Ignores basic global trends and is fundamentally at odds with our strategy Eliminates the benefits of global diversification

Does not properly appreciate the global nature of our customer base and the relationship between domestic and Asian visitation at our properties Timing incredibly poor given valuation and future outlook

Suggestion to substantially lever up MGM China’s balance sheet is inconsistent with market standards

Harms our hard-earned credibility in Asia and may limit our ability to execute our long-term Asian growth strategy

Lack of clarity on development spending would hamper our ability to maintain our best in class domestic assets and our ability to pursue additional jurisdictions in the future

WALL STREET SKEPTICAL OF LAND & BUILDINGS’ PROPOSAL

“MGM Doesn’t Need To Be a REIT to Sell Assets and De-lever… [MGM’s regional properties] were available for sale for some time but unable to find buyers, and while the market may be better now, the ability for MGM to sell assets and reduce debt is not related to a REIT structure, and is something that MGM could do in its current structure. …

Difference between “upside” case of $55 and “base” case of $33/share includes $10 from a potential Japan project, which we see as not only unlikely, but also unrelated to whether MGM has REIT structure or not.”

– UBS (March 17, 2015)

“While we believe shares are undervalued, we see the consummation of a transaction of this nature as a low probability. We note that on our estimates, we believe shares are worth only a bit less than the $33 assumption here for the split. Accordingly, given the numerous assumptions that underline the split math, we simply don’t see meaningful equity value stemming from the actual transaction itself, that couldn’t otherwise be accomplished via execution in a strong LV Strip environment.”

– Deutsche Bank (March 17, 2015)

“Our concern with a Las Vegas REIT is the complexity it would add to the reinvestment process on the Strip, which has been the underlying fundamental story for MGM. Further, fixed rent leases on assets that are very cyclical, correlated to consumer spending and offer no geographic diversity all appear contrary to the typical REIT structure favoring more stable income streams. Further, the re-risking of MGM

China with incremental leverage ahead of a concession review in 2020 could be viewed unfavorably. We also find it unlikely MGM would make such a destabilizing move at such a critical point in its Cotai development.”

– Union Gaming Research (March 18, 2015)

FUNDAMENTAL MISUNDERSTANDING OF COMPENSATION STRUCTURE

“Company’s short-term incentive bonus is based off of annual EBITDA targets rather than total shareholder return.”

– Land and Buildings’ Letter to Shareholders, April 20, 2015

Over 70% of compensation derived from achievement of goals or the Company’s stock price Management is aligned with shareholders

VI. STRONG BOARD AND CORPORATE GOVERNANCE

MGM’S EXPERIENCED AND DIVERSE BOARD WILL CONTINUE TO DELIVER SUSTAINABLE VALUE

Strong, independent Board comprised of a diverse group of experienced directors who are deeply familiar with MGM’s businesses, are highly qualified to lead the Company in executing its strategic plans and are focused on serving the interests of all shareholders Evercore Group L.L.C. recently added as an independent advisor to its team of existing advisors to assist MGM in actively evaluating all strategic initiatives for the Company, including a potential REIT conversion Board’s diversity has proven to be an effective and powerful tool in implementing the Company’s long-term strategy and short-term milestones Board has been critical to guiding the Company through challenging circumstances and setting the course for sustainable profit growth

Gaming/ Public

C-Suite/ Real Government/ Shareholder New Since

Director Resort/ Finance Company

Leadership Estate Policy Representative 2010

Lodging Directorship

Robert Baldwin William Bible

Mary Chris Gay

William Grounds

Alexis Herman

Roland Hernandez

Anthony Mandekic

Rose McKinney-James

James Murren

Gregory Spierkel

Daniel Taylor

Board change at MGM is not warranted and could be damaging to Board’s unified strength and complementary skills-based construct

Source: Company filings

REPLACING FOUR DIRECTORS WOULD UNDERMINE BOARD’S DIVERSITY AND EFFECTIVENESS

MGM’s Board has the right balance of independence, experience, and necessary skills to oversee ongoing execution of the Company’s strategy and continue to drive sustainable value Targeted Directors’ experience in labor/government relations, gaming/hospitality, media, international business, public utilities, energy, sustainability, and diversity programs are critical to MGM’s business Land & Buildings’ attempt to strip MGM’s Board of this diversity of skills demonstrates its lack of understanding of MGM’s global business as well as key political and regulatory dynamics It is paramount to have Directors who have an understanding of MGM’s clients, customers and vendors in order to succeed in diverse markets across the globe Litt’s comment that “diversity for diversity’s sake doesn’t add a lot of value at the Board level” (1) is insulting to the Directors he is targeting who are extremely qualified leaders and who make invaluable contributions to MGM

Land & Buildings’ nominees are tied to a proposal that has a narrow, short-term focus and makes numerous financial, structural and tax assumptions that appear unsupported or are factually incorrect, which calls into question the credibility of their nominees

Source: Company filings

(1) Bloomberg TV, “Before the Bell”. 20 April 2015.

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY

Robert Baldwin (64)

Director since 2000

Vast experience in the gaming/resort/lodging industry, leadership, real estate and finance

Over three decades of experience running every aspect of operations in Las Vegas gaming properties

Chief Design and Construction Officer of the Company, and is also currently President and Chief Executive Officer of the CityCenter joint venture

Formerly CEO of Bellagio, LLC from June 1996 to March 2005, and of Mirage Resorts from June 2000 to August 2007, after serving as Chief Financial Officer of Mirage Resorts from 1999 through 2000

William A. Bible (70)

Director since 2010

Key Nevada gaming policy expertise

Served as the Director of Nevada’s Administration Department from 1983 to 1988, and Chairman of the Nevada State Gaming Control Board from 1988 to 1998, including being appointed to the Nevada Ethics Commission part-time after his retirement from active state employment

Various positions as a state official overseeing financial matters from 1971 to 1988, including, after 1983, Director of Administration and Chief of the Budget Division (State Budget Director)

Member, National Gambling Impact Study Commission from June 1997 to June 1999. Former management trustee of a number of trusts

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY (CONTD…)

Mary Chris Gay (47)

Director since 2014

Extensive financial and gaming/lodging expertise

Served as Senior Vice President, portfolio manager and equity analyst focused on research in the gaming and lodging industries at Legg Mason Global Asset Management, an international asset management firm, from 1989 until her planned departure in 2013

Since then, served as consultant and advisor to start-up companies in early stage financings

William W. Grounds (59)

Director since 2013

Deep real estate investment and development experience – shareholder representative

Director, President and Chief Operating Officer of Infinity World Development Corp, a private investment entity which owns half of CityCenter, since November 2009, having joined Infinity World in April 2008

Member of CityCenter Board of Directors since December 2009. Before joining Infinity World, held various senior executive positions in the real estate investment and development industries, including General Manager at Unlisted Funds of Investa Property Group Ltd. from April 2002 to May 2007 and CEO of Property and Finance at MFS Ltd. from June 2007 to March 2008

Board Member of Lend Lease Property Services and Civil & Civic from 1997 to 1998. Board member of Grand Avenue L.A. LLC, a mixed use real estate development joint venture with The Related Companies

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY (CONTD…)

Alexis Herman (67)

Director since 2002

Expertise in leadership, finance, government/policy, and public company directorship

Former U.S. Secretary of Labor having served on President Clinton’s Cabinet for four years

CEO of consulting firm New Ventures LLC since 2001, and a Director of The Coca-Cola Company since 2007

Serves as Chair of the Diversity & Inclusion Business Advisory Board of Sodexo, Inc. and as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board

Recently selected as one of the NACD Directorship 100 honorees for 2014 recognizing the most influential people in corporate boardrooms

Roland Hernandez (57)

Director since 2002

Deep financial expertise and strong leadership experience in the gaming/resort/lodging industry, as well as real estate

Director of Vail Resorts Inc., since December 2002 ,and its Lead Director since March 2009

Chairman of hotel and adventure travel company Belmond Ltd. (formerly Orient-Express Hotels Ltd.) since 2013

Former Chairman and Chief Executive Officer of Spanish-language television broadcast network Telemundo Group, Inc.

Also a Director of US Bancorp, and was a Director of Sony Corporation from 2008 to June 2013, and the Ryland Group, Inc., a real estate/home construction company, from 2001 to April 2012, among other former public company directorship roles

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY (CONTD…)

Anthony Mandekic (73)

Director since 2006

Extensive financial and industry expertise, public company board experience —shareholder representative

Chief Executive Officer and President of Tracinda, a privately held investment firm, since June 15, 2012

Director of Delta Petroleum Corporation from May 2009 to February 2012

Previously established and supervised the operation of the Cal-Neva Lodge and served as President, Vice President and Director of the Stars Desert Inn, which operated the former Desert Inn resort, from 1991 to 1993.

Rose McKinney-James (63)

Director since 2005

Important expertise in government/policy – an absolutely critical area for our business

Leadership in the gaming/resort/lodging industry, finance and public company directorship

Served as Director of Marketing and External Affairs of Nevada State Bank Public Finance since 2007, and had leadership roles at two Nevada state government agencies as former Commissioner with the Nevada Public Service Commission, and as a Director of the Nevada Department of Business and Industry

Serves on the Board of MGM Grand Detroit, LLC and is a former director of Mandalay Resort Group prior to its acquisition by MGM, among other public company directorship and finance committee roles

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY (CONTD…)

James J. Murren (53)

Director since 1998

Important leadership, finance and industry expertise with strong track record of creating value

Chairman and Chief Executive Officer of the Company since December 2008 and held range of posts since 1998

Prior to joining the Company, worked in the financial industry for over 10 years, serving as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank. Serves on the Board of Trustees of the Brookings Institute.

Leadership experience—Chairman and Chief Executive Officer of the Company; has held key executive positions with the Company for over 10 years

Gregory M. Spierkel (58)

Director since 2013

Technology expertise and Asia experience

Joined Ingram Micro Inc., a worldwide distributor of technology products, in 1997 as Senior Vice President and President of Ingram Micro Asia Pacific, before being named Executive Vice-President and President of Ingram Micro Europe and later President of Ingram Micro Inc. in 2004

Then served as Chief Executive Officer and Director of Ingram Micro Inc. from 2005 until departure in 2012

Since then, consultant and advisor to private equity firms investing in the IT sector

Serves as a Non-Voting Director of Schneider Electric, a European multinational corporation providing integrated energy management solutions

MGM’S BOARD IS THE RIGHT TEAM TO LEAD THE COMPANY (CONTD…)

Daniel J. Taylor (58)

Director since 2007

Former President of Metro-Goldwyn-Mayer and finance expertise—shareholder representative

Employed as an executive of Tracinda since 2007

Non-Executive Chairman of the Board of Directors of Light Efficient Design, a division of TADD LLC since July 2014, a manufacturer and distributor of LED lighting products, primarily for the retrofit market.

President of Metro-Goldwyn-Mayer Inc. (“MGM Studios”) from April 2005 to January 2006 and Senior Executive Vice President and Chief Financial Officer of MGM Studios from June 1998 to April 2005.

Vice President – Taxes at MGM/UA Communications Co., the predecessor company of MGM Studios, from 1985 to 1991.

Tax Manager specializing in the entertainment and gaming practice at Arthur Andersen & Co. from 1978 to 1985.

# BOARD HIGHLY FOCUSED ON GOOD CORPORATE GOVERNANCE THAT ENHANCES SHAREHOLDER RIGHTS

- Received favorable ISS governance and executive compensation scores in 2014 – awarded MGM overall Governance Quick Score of 1
- Significantly overhauled Board to bring fresh perspectives, including adding four new directors in the past five years
- Adopted a majority voting standard for the election of directors
- Eight of our 11 directors are independent
- Three are representatives of MGM's shareholders (Tracinda ~16% has two seats, Infinity World ~5% has one seat)
- Annually elected directors
- No poison pill
- Shareholder ability to call special meetings or act by written consent
- Say on pay consistently supported by shareholders (in excess of 95% annually)

**Regularly evaluates corporate governance to ensure alignment with best practices and priorities expressed by shareholders**

48

MGM RESORTS INTERNATIONAL

MGM HAS THE RIGHT BOARD TO CONTINUE GENERATING SUBSTANTIAL VALUE FOR ITS SHAREHOLDERS

Last five years the Board has driven significant growth

Future is bright with development opportunities and investment in existing resorts Further room for balance sheet improvement Existing Board has performed and will continue to do so

MGM STRATEGIC GOALS

Successfully open development projects: MGM Cotai, MGM National Harbor, MGM Springfield Leverage target of <5x within three years Increase financial flexibility to pursue future growth projects Drive free cash flow growth via increased revenues and cost savings initiatives Continue to lead in corporate social responsibility

GROWTH PIPELINE

MGM Cotai: Fall 2016

MGM’s second project in the Macau market

2015

Mandalay Bay Convention Center Expansion: 2015

MGM is adding 350,000 square feet of exhibit and ballroom space to the existing 1.7M square feet

2016

Arena & Park: Spring 2016

MGM plans to open an arena in Las Vegas with AEG and a park and entertainment district leading to it between New York-New York and Monte Carlo

THE ARENA

2017

MGM National MGM Springfield: Harbor: 2H 2016 2H 2017

MGM’s regional casino MGM’s regional casino development development

MGM INVESTMENT THESIS

Leading gaming, entertainment and hospitality company in Las Vegas and Macau with a globally recognized brand Experienced management team with a proven track record Strong portfolio of assets with a growing presence & opportunity for value creation Continuously enhancing balance sheet to position MGM for future growth Continued focus on enhancing shareholder value

Cautionary Statement Concerning Forward-Looking Statements: Statements in this presentation that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding strategic transactions MGM may pursue in the future. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

Important Additional Information: MGM has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2015 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2015 Annual Meeting”) and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2015 Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ MGM’s 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2015 proxy statement, any amendments or supplements to the proxy statement and other documents that MGM files with the SEC from the SEC’s website at www.sec.gov or MGM’s website at http://mgmresorts.investorroom.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in Solicitation: MGM, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of MGM’s stockholders in connection with the 2015 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of MGM’s stockholders generally, are set forth in MGM’s definitive proxy statement for the 2015 Annual Meeting on Schedule 14A that has been filed with the SEC and the other relevant documents filed with the SEC.

Use of Non-GAAP Financial Measures: The financial information included in this presentation includes non-GAAP financial measures. The Company’s management uses non-GAAP financial measures to evaluate the Company’s performance and provides them to investors as a supplement to the Company’s reported results, as they believe this information provides additional insight into the Company’s operating performance by disregarding certain non-recurring items. Reconciliations can be found in the financial schedules accompanying the Company’s earnings releases.